UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2020

Morgan Stanley Direct Lending Fund
(Exact name of registrant as specified in its charter)

Delaware	814-01332	84-2009506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1585 Broadway New York, NY		10036
(Address of principal executive offices)		(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 7.01 – Regulation FD Disclosure.

On September 25, 2020, the Company disclosed the below information:

Distributions

On September 24, 2020, the board of directors of the Company declared a distribution to stockholders in the amount of $0.40 per share, representing an annual dividend yield of approximately 9.7%(1). The distribution will be payable on or around October 22, 2020 to stockholders of record as of September 24, 2020.

Investment Activity and Liquidity

During the period from July 1, 2020 to September 25, 2020, the Company made new investment commitments of approximately $260.0 million, and new investment fundings of approximately $115.2 million, respectively. New investment commitments were made across 8 new portfolio companies and 1 existing portfolio company. All of the new investment commitments were in first lien debt. During the same period, the Company sold approximately $11.3 million of investments taking advantage of rebound in the syndicated loan market.

As of September 25, 2020, the Company has called approximately 16.2% of its $1,403.2 million capital commitments and borrowed $161.4 million under its credit facility.

(1) Annualized dividend yield is calculated by dividing the declared dividend by the weighted average of the capital called during the quarter and annualizing over 4 quarterly periods.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2020	MORGAN STANLEY DIRECT LENDING FUND

	By:	/s/ Orit Mizrachi
Orit Mizrachi
Chief Operating Officer and Secretary